EXHIBIT 5

May 16, 2012

NiSource Inc.

810 East 86th Avenue

Merrillville, IN 46410

Re:     NiSource Inc. – Registration of 400,000 Shares of Common Stock on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to NiSource Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission on May 16, 2012 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, which became effective upon filing pursuant to Rule 462(a) under the Securities Act, relates to the issuance and sale of up to 400,000 shares of common stock, par value $.01 per share, of the Company (the “Shares”) to be issued under the NiSource Inc. Employee Stock Purchase Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based upon the foregoing, it is our opinion that the Shares, when issued in accordance with the terms of the Plan and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under Item 5 in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, SCHIFF HARDIN LLP

By:	/s/ Robert J. Minkus
Robert J. Minkus